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                                                                  EXHIBIT 10-e-1

                                 AUGUST 13, 1999

UPDATE OF BENEFIT PLANS; AMENDMENT TO DEFINITION OF "EMPLOYEE' IN THE COMPANY'S BENEFIT PLANS; AMENDMENT TO RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES [401(k)]

D. E. O'Reilly briefed the Board on (a) the stock option pool, (b) the issues relating to long term use of contract labor and proposed that the definition of "employee" in the Company's benefit plans be amended, and (c) on the desirability of amending the 401(k) Plan.

After discussion and upon motion duly made and seconded, the following resolutions were approved unanimously:

               WHEREAS the Company needs to maintain flexibility in conducting its business by utilizing the optimal mix of services provided by permanent employees and by independent contractors, sometimes referred to as "temporary employees;" and

               WHEREAS the Company's various benefit plans, which refer to the term "employee" need to be amended to better reflect the Company's flexibility;

               NOW, THEREFORE, BE IT RESOLVED, that, all the Company's benefit plans be, and they hereby are, amended to delete their current definitions of "employee" or "employees" and to replace them in their entirety to read as follows:

               Subject to the exclusions set forth below, the terms "employee" and "employees" shall include those individuals who were hired (and advised that they were being hired) directly by Conexant as regular employees and who perform regular employment services directly for Conexant.

         EXCLUSIONS:

               The terms "employee" or "employees" as used in this Plan shall not include any individuals who work, or who were hired to work, or who were advised that they work:

               (1) as independent contractors or employees of independent contractors; or


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               (2) as temporary employees, regardless of the length of time that they work at Conexant; or

               (3) through a temporary employment agency, job placement agency, or other third party; or

               (4) as part of an employee leasing arrangement between Conexant and any third party.

                   For the purposes of this Plan, the exclusions described above shall remain in effect even if the described individuals could otherwise be construed as employees under any applicable common law.

And

               WHEREAS, the Company's Retirement Savings Plan for salaried employees (the "401(k) Plan") allows employees to defer the maximum permissible amount of income under the Internal Revenue Code, as amended, and the Company desires to enable employees to defer an amount which, when combined with a potential maximum Company match equal to 8%, would not exceed the current 25% combined legal limit on compensation that may be contributed to a qualified plan; and

               WHEREAS Section 2.060 of the Plan was originally left blank, pending an evaluation of the Company's performance in Fiscal Year 1999, and effective October 1, 1999 the Company desires to be able to increase its matching contributions at the end of a fiscal year if sales growth and profitability performance criteria, selected at the beginning of said fiscal year, are achieved,

               NOW, THEREFORE, BE IT RESOLVED, that Section 2.030 of the Company's Retirement Savings Plan for salaried employees (the "401(k) Plan") is amended read in its entirety as follows:

               2.030 Supplemental Contributions. If a participant has made the elections and/or authorizations described in Section 2.010, he shall then be permitted to take either or both of the actions described in subsections (a) and (b) below:

               (a) elect or defer receipt of an amount equal to 5% through 17%
                   of his regular base Compensation (such deferral to be elected in whole percentages), which amount shall be paid to the Plan as a Supplemental Pre-Tax Contribution to his Pre-Tax Contribution Account;


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               (b) authorize having an amount equal to 5% through 17% deducted from his regular Base Compensation (such deduction to be authorized in whole percentages) and then have the amount of such deduction (as adjusted for all applicable taxes due on that amount) paid to the Plan as a Supplemental Post-Tax Contribution to his Past-Tax Contribution Account;

                   provided, however, that the percentages elected to be deferred or deducted and then made as Supplemental Pre-Tax and Supplemental Post-Tax Contributions shall together not exceed 13% of the participant's base Compensation;

          RESOLVED FURTHER, that Section 2.060(b) of the Plan shall read in its entirety as follows:

               (b) Effective as of October 1, 1999, the Company Matching
                   Contribution shall be credited to the Account of each Participant in an amount equal to One Hundred Percent (100%) of the Participant's Basic Pre-Tax and Basic Post-Tax Contributions. Also, after the end of the Company's fiscal year, an additional Company Matching Contribution may be made based on financial performance criteria, selected by the Employee benefit Plan Committee within thirty days of the beginning of said fiscal year, which emphasize the Company's profitability and sales growth. This additional Company Matching Contribution may range from 0% to 100% of the Participant's Basic Pre-tax and Basic Post-Tax Contributions.


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